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                             CONSENT OF ERNST & YOUNG LLP


     We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-4042) pertaining to the Wilmington Trust Thrift Savings Plan and in the related Prospectus of our report dated May 31, 1996, with respect to the financial statements and schedules of the Wilmington Trust Thrift Savings Plan included in this Annual Report (Form 11-K/A) for the year ended December 31, 1995.


                               /s/ Ernst & Young LLP

     June 26, 1996
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